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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                           CLASS A ASSET BACKED NOTES

                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,

                                       and

                            THE CHASE MANHATTAN BANK,

                                     Sellers

                      THE CIT GROUP/SALES FINANCING, INC.,

                                    Servicer

                         CLASS A UNDERWRITING AGREEMENT
                         ------------------------------

                                October __, 1997

Chase Securities Inc.,
  As Representative of the
  Several Class A Underwriters,
270 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

                  1. Introductory. Chase Manhattan Bank USA, National Association ("Chase USA"), a national banking association and The Chase Manhattan Bank ("Chase"), a New York banking corporation (each, a "Bank", and together referred to herein as the "Banks"), propose to form Chase Manhattan Marine Owner Trust 1997-A (the "Trust") to sell $41,800,000 aggregate principal amount of Class A-1 _____% Asset Backed Notes (the "Class A-1 Notes"), $55,600,000 aggregate principal amount of Class A-2 _____% Asset Backed
Notes (the "Class A-2 Notes"), $50,600,000 aggregate principal amount of
Class A-3 _____% Asset Backed Notes (the "Class A-3 Notes"), $37,300,000 aggregate principal amount of Class A-4 ____% Asset Backed Notes (the "Class A-4 Notes"), $29,300,000 aggregate principal amount of Class A-5 ____% Asset Backed Notes (the "Class A-5 Notes") and $27,700,000 aggregate principal amount of Class A-6 _____% Asset Backed Notes (the "Class A-6 Notes," and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5, the "Class A Notes").

                  The assets of the Trust will include, among other things, a pool of retail installment sales contracts and purchase money notes and other notes (the "Receivables") secured by new



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and used boats (the "Financed Boats") and certain monies received or due thereunder after the Cutoff Date (as hereinafter defined), such Receivables to be transferred to the Trust by the Banks, and serviced by The CIT Group/Sales Financing, Inc. ("CITSF") and in its capacity as Servicer, the "Servicer"), or by a successor Servicer. The Pool Balance of the Receivables as of the close of business on October 1, 1997 (the "Cutoff Date") was equal to $266,262,029.25 (the "Cutoff Date Pool Balance"). The Class A Notes will be issued pursuant to the Indenture to be dated as of October 1, 1997 (as amended and supplemented from time to time, the "Indenture"), between the Trust and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee").

                  Simultaneously with the issuance and sale of the Class A Notes as contemplated herein, the Trust will issue (a) $10,650,000 aggregate principal amount of Class B _____% Asset Backed Notes (the "Class B Notes") and $17,312,029.25 aggregate principal amount of Class C ______% Asset Backed Notes (the "Class C Notes," and together with the Class B Notes, the "Junior Notes") pursuant to the Indenture, which will be sold pursuant to an underwriting agreement dated the date hereof (the "Class B and Class C Underwriting Agreement" and, together with this Agreement, the "Underwriting Agreements") among the Banks and Chase Securities Inc. and (b) Asset Backed Certificates (the "Certificates") pursuant to an Amended and Restated Trust Agreement to be dated as of October 1, 1997 (as amended and supplemented from time to time, the "Trust Agreement"), among the Banks and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), each representing a fractional undivided interest in the Trust. The Certificates will be retained by the Banks and will not be sold pursuant to the Underwriting Agreements. The Class A Notes and the Junior Notes are sometimes referred to collectively herein as the "Notes".

                  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement to be dated as of October 1, 1997 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, and the Banks, as Sellers, and the Servicer.

                  This is to confirm the agreement concerning the purchase of the Class A Notes from the Banks by the several underwriters named in Schedule I hereto (the "Class A Underwriters"), for whom Chase Securities Inc. is acting as representative (the "Representative").

                  2. Representations and Warranties of the Banks. Each Bank represents and warrants to, and agrees with, the Class A
Underwriters, that:

                  (a) A registration statement on Form S-3 (No. 333-32737-01-02), including a form of prospectus, relating to the


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Notes has been filed with the Securities and Exchange Commission (the
"Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations under the Act (the "Rules and Regulations"). The Banks may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Banks have included in the registration statement, as amended on the date such registration statement became effective, all information (other than information permitted to be omitted from a registration statement when it becomes effective pursuant to Rule 430A ("Rule 430A Information") required by the Act and the Rules and Regulations to be included in the final prospectus with respect to the Notes and the offering thereof. Such registration statement, as amended on the date that such registration statement or the most recent post-effective amendment thereto, if any, became or becomes effective under the Act, including the exhibits thereto and the 430A Information, is hereinafter referred to as the "Registration Statement." The Registration Statement has become effective, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such Bank, threatened by the Commission. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3 have been satisfied with respect to the Registration Statement.

                  (b) The Banks propose to file with the Commission pursuant to Rules 430A and 424(b)(1) or 424(b)(4) under the Rules and Regulations a final prospectus relating to the sale of the Notes. The prospectus in the form filed with the Commission pursuant to Rules 430A and 424(b)(1) or 424(b)(4) under the Rules and Regulations is hereinafter referred to as the "Prospectus." As filed, the Prospectus shall include all Rule 430A Information, together with all other such required information, with respect to the Notes and the offering thereof and, except to the extent that the Representative shall have agreed to a modification, the Prospectus shall be in all substantive respects in the form furnished to the Representative prior to the execution of this Agreement or, to the extent not completed at such time, shall contain only such material changes as the Banks have advised the Representative, prior to such time, will be included or made therein. "Preliminary Prospectus" means each prospectus included in the Registration Statement, or amendments thereof, before it became effective under the Act, any prospectus filed with the Commission by the Banks pursuant to Rule 424(a) and the prospectus included in the Registration Statement on the date the Registration Statement became effective.

                  (c) The Registration Statement, at the time it became effective, did, and the Prospectus, at the time the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), will, comply in all material respects with the applicable requirements of the Act and the Trust

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Indenture Act of 1939 and the Rules and Regulations. At the time the
Registration Statement became effective, it did not include any untrue statement of a material fact or, did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, on the date of the filing of the Prospectus pursuant to Rules 430A and 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Bank makes no representation or warranty with respect to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, or in conformity with, information furnished in writing to either Bank by or on behalf of any Class A Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

                  (d) In the case of Chase USA, such Bank is a national banking association organized under the laws of the United States, and in the case of Chase, such Bank is a New York banking corporation, in each case, with full power and authority to own its properties and conduct its business as described in the Prospectus, and had at all relevant times and has power, authority and legal right to acquire, own and sell the Receivables being transferred by such Bank to the Trust.

                  (e) When the Class A Notes have been duly executed and delivered by the Owner Trustee and, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered upon the order of the Banks to the Class A Underwriters pursuant to this Agreement and the Sale and Servicing Agreement, the Class A Notes will be duly issued and will constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to either Bank or the Trust or in the event of any moratorium or similar occurrence affecting either Bank or the Trust and to general principles of equity.

                  (f) When the Junior Notes have been duly executed and delivered by the Owner Trustee and, when authenticated by the Indenture Trustee in accordance with theIndenture and delivered upon the order of the Banks to Chase Securities Inc. pursuant to the Class B and Class C Underwriting Agreement and the Sale and Servicing Agreement, the Junior Notes will be duly issued and will constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms, except to the extent that the

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enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to either Bank or the Trust or in the event of any moratorium or similar occurrence affecting either Bank or the Trust and to general principles of equity.

                  (g) The execution, delivery and performance by such Bank of this Agreement, the Class B and Class C Underwriting Agreement, and the Basic Documents to which such Bank is a party, and the consummation by such Bank of the transactions provided for herein and therein have been, or will have been, duly authorized by such Bank by all necessary action on the part of such Bank; and neither the execution and delivery by such Bank of such instruments, nor the performance by such Bank of the transactions herein or therein contemplated, nor the compliance by such Bank with the provisions hereof or thereof, will (i) conflict with or result in a breach or violation of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the charter or by-laws of such Bank, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on such Bank or the properties of such Bank, or (iii) conflict with any of the material provisions of any material indenture, mortgage, contract or other instrument to which such Bank is a party or by which such Bank is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instruments, except, in the case of clauses (ii) and (iii) , for any such breaches or conflicts as would not individually or in the aggregate have a material adverse effect on the transactions contemplated hereby or on the ability of such Bank to consummate such transactions.

                  (h) When executed and delivered by the parties thereto, each of the Sale and Servicing Agreement and the Trust Agreement will constitute a legal, valid and binding obligation of such Bank, enforceable against such Bank in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to such Bank or in the event of any moratorium or similar occurrence affecting such Bank and to general principles of equity.

                  (i) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or "blue sky" laws of various jurisdictions) required in connection with the execution,

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delivery and performance of this Agreement, the Class B and Class C Underwriting
Agreement and the Basic Documents to which such Bank is a party, have been or will be taken or obtained on or prior to the Closing Date.

                  (j) As of the Closing Date, the representations and warranties of such Bank in the Trust Agreement will be true and correct.


                  (k) This Agreement and the Class B and Class C Underwriting Agreement have been duly executed and delivered by such Bank.

                  3. Purchase, Sale, Payment and Delivery of the Class A Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Chase USA agrees to sell to each Class A Underwriter, and each Class A Underwriter agrees, severally and not jointly, to purchase from Chase USA, (a) at a purchase price of _________% of the principal amount thereof, the principal amount of the Class A-1 Notes set forth opposite the name of such Class A Underwriter in Schedule I hereto, (b) at a purchase price of _________% of the principal amount thereof, the principal amount of the Class A-2 Notes set forth opposite the name of such Class A Underwriter in Schedule I hereto, (c) at a purchase price of _________% of the principal amount thereof, the principal amount of the Class A-3 Notes set forth opposite the name of such Class A Underwriter in Schedule I hereto, (d) at a purchase price of ________% of the principal amount thereof, the principal amount of the Class A-4 Notes set forth opposite the name of such Class A Underwriter in Schedule I hereto (e) at a purchase price of ________% of the principal amount thereof, the principal amount of the Class A-5 Notes set forth opposite the name of such Class A Underwriter in Schedule I hereto and (f) at a purchase price of _________% of the principal amount thereof, the principal amount of the Class A-6 Notes set forth opposite the name of such Class A Underwriter in Schedule I hereto.

                  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Chase agrees to sell to each Class A Underwriter, and each Class A Underwriter agrees, severally and not jointly, to purchase from Chase, (a) at a purchase price of _________% of the principal amount thereof, the principal amount of the Class A-1 Notes set forth opposite the name of such Class A Underwriter in
Schedule II hereto, (b) at a purchase price of _________% of the principal amount thereof, the principal amount of the Class A-2 Notes set forth opposite the name of such Class A Underwriter in Schedule II hereto, (c) at a purchase price of _________% of the principal amount thereof, the principal amount of the Class A-3 Notes set forth opposite the name of such Class A Underwriter in
Schedule II hereto, (d) at a purchase price of ________% of the principal amount thereof, the principal amount of the Class A-4 Notes set forth opposite the name of such Class

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A Underwriter in Schedule II hereto (e) at a purchase price of ________% of the principal amount thereof, the principal amount of the Class A-5 Notes set forth opposite the name of such Class A Underwriter in Schedule II hereto and (f) at a purchase price of _________% of the principal amount thereof, the principal amount of the Class A-6 Notes set forth opposite the name of such Class A Underwriter in Schedule II hereto.

                  Each Bank will deliver the Class A Notes being sold by it hereunder to the Representative for the respective accounts of the Class A

Underwriters against payment of the purchase price in immediately available funds drawn to the order of Chase USA and Chase, in each case with respect to the Class A Notes sold by it, at the offices of Orrick, Herrington & Sutcliffe LLP in New York, New York at 10:00 a.m., New York City time, on October __, 1997 or at such other time not later than seven full business days thereafter as the Representative and the Banks determine, such time being herein referred to as the "Closing Date." The Class A Notes of each class to be so delivered will be initially represented by one or more definitive Class A Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") and will be made available for inspection by the Representative at the office where delivery and payment for such Class A Notes is to take place no later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

                  4. Offering by the Class A Underwriters. It is understood that the Class A Underwriters propose to offer the Class A Notes for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

                  5. Covenants of the Banks. Each Bank covenants and agrees with the Class A Underwriters that:

                  (a) Such Bank will file the Prospectus with the Commission pursuant to Rule 424(b)(1) or 424(b)(4), as applicable, of the Rules and Regulations within the time prescribed therein and will provide evidence satisfactory to the Representative of such timely filing. During any period that a prospectus relating to the Class A Notes is required to be delivered to purchasers of the Class A Notes by the Class A Underwriters and dealers participating in the initial offering and sale of the Class A Notes on the Closing Date under the Act (without regard to any market making prospectus required to be delivered by any Class A Underwriter under the Act) (a "prospectus delivery period"), such Bank will not file any amendments to the Registration Statement, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Representative, and if the Representative shall have reasonably objected thereto promptly after receipt thereof; such Bank will promptly advise the Representative or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become

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effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Class A Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or "blue sky" law, as soon as such Bank is advised thereof, and such Bank will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.


                  (b) If, at any time during the prospectus delivery period, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus in order to comply with the Act or the Rules and Regulations, such Bank promptly will prepare and file with the Commission (subject to the Representative's prior review pursuant to paragraph
(a) of this Section 5), an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

                  (c) Such Bank will furnish to the Representative copies of the Registration Statement, as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith and each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, in each case as soon as available and in such quantities as the Representative may reasonably request.

                  (d) Such Bank will cooperate with the Representative in arranging for the qualification of the Class A Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions, or as necessary to qualify for the Euroclear System or Cedel Bank, societe anonyme, as the Representative designates and will cooperate in continuing such qualifications in effect so long as required for the distribution of the Class A Notes; provided, however, that neither any such Bank nor the Trust shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (e)      [Reserved]

                  (f) So long as any of the Class A Notes is outstanding, such Bank will furnish to the Representative as soon as practicable, (A) all documents distributed, or caused to be

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distributed, by such Bank to the Class A Noteholders, (B) all documents filed, or caused to be filed, by such Bank with respect to the Trust with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any order of the Commission thereunder or pursuant to a "no-action" letter from the staff of the Commission and (C) from time to time, such other information in the possession of such Bank concerning the Trust and any other information concerning such Bank filed with any governmental or regulatory authority which is otherwise publicly available, as the Representative may reasonably request.

                  (g) On or before the Closing Date, such Bank shall cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables transferred by such Bank to the Trust, and from and after the Closing Date neither such Bank nor the Servicer shall take any action inconsistent with the Trust's ownership of such Receivables and the security interest of the Indenture Trustee therein, other than as permitted by the Sale and Servicing Agreement.

                  (h) To the extent, if any, that the rating provided with respect to the Class A Notes by Moody's, Standard & Poor's and/or Duff & Phelps is conditional upon the furnishing of documents or the taking of any other actions by such Bank agreed upon on or prior to the Closing Date, such Bank shall furnish such documents and take any such other actions.

                  (i) For the period beginning on the date hereof and ending on the Closing Date, unless waived by the Representative, neither such Bank nor any trust originated, directly or indirectly, by such Bank will offer to sell or sell notes (other than the Class A Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to marine installment sale contracts or purchase money loans.

                  6. Payment of Expenses. The Banks will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the Indenture Trustee's and Owner Trustee's acceptance fee and the reasonable fees and disbursements of the counsel to the Indenture Trustee and counsel to the Owner Trustee, (iii) the fees and disbursements of Price Waterhouse LLP and Arthur Andersen, (iv) the fees of the Rating Agencies and (v) blue sky expenses; provided, however, that the Class A Underwriters may reimburse the Banks for certain expenses incurred by the Banks as agreed to by the Class A Underwriters and the Banks.

                  7. Conditions to the Obligations of the Class A
Underwriters.  The obligation of the several Class A Underwriters

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to purchase and pay for the Class A Notes will be subject to the accuracy of the representations and warranties on the part of the Banks herein on the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Banks made pursuant to the provisions hereof, to the performance by the Banks of their respective obligations hereunder and to the following additional conditions precedent:

                           (a) On or prior to the date hereof, the
                  Representative shall have received a letter (a "Procedures Letter"), dated the date of this Agreement of each of Price Waterhouse LLP and Arthur Andersen verifying the accuracy of such financial and statistical data contained in the Prospectus as the Representative shall deem reasonably advisable. In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Representative shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

                           (b) The Prospectus shall have been filed in the
                  manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                           (c) Subsequent to the execution and delivery of this
                  Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of any of the Banks, The Chase Manhattan Corporation, CITSF or The CIT Group, Inc. which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Class A Notes or makes it impractical to market the Class A Notes; (ii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of any of the Banks or The Chase Manhattan Corporation, on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (iii) any banking moratorium declared by federal or New York authorities; or (iv) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it

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                  impracticable or inadvisable to proceed with completion of the sale of and any payment for the Class A Notes.

                           (d) The Representative shall have received opinions,
                  dated the Closing Date and reasonably satisfactory, when taken together, in form and substance to the Representative, of Simpson Thacher & Bartlett, special counsel to the Banks, Richards, Layton & Finger, special counsel to the Trust, and such other counsel otherwise reasonably acceptable to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

                           (e) The Representative shall have received an opinion
                  or opinions of Simpson Thacher & Bartlett, special counsel to the Banks, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to certain matters relating to the transfers from each Bank to the Trust of its Receivables, with respect to the perfection of the Trust's interest in the Receivables transferred by Chase and with respect to the grant of a security interest in the Receivables to the Indenture Trustee, and an opinion of Richards, Layton & Finger, special counsel to the Trust, with respect to the perfection of the Trust's interest in the Receivables transferred by Chase USA and the Indenture Trustee's interests in the Receivables.

                           (f) The Representative shall have received from
                  Norman H. Rosen, Senior Vice President, Secretary and General Counsel of the Servicer, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to corporate law matters.

                           (g) The Representative shall have received from
                  Robert S. Fisher, counsel to the Sellers, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to certain matters relating to the transfer to the Trust of Preferred Ship Mortgages in accordance with the Ship Mortgage Statutes and other related matters as the Representative may require.

                           (h) The Representative shall have received from
                  Orrick, Herrington & Sutcliffe LLP, counsel to Class A Underwriters, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to the validity of the Class A Notes, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Banks shall have

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                  furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                           (i) The Representative shall have received an opinion
                  of Simpson Thacher & Bartlett, special U.S. tax counsel to the Banks, dated the Closing Date and reasonably satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

                           (j) The Representative shall have received an opinion
                  of Crowe & Dunlevy, P.C., special Oklahoma tax counsel to the Banks, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction covered by this

                  Agreement.

                           (k) The Representative shall have received an opinion
                  of Dorsey & Whitney LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to such matters as are customary for the transactions contemplated by this Agreement.

                  In rendering such opinions, counsel to the Indenture Trustee may rely on the opinion of the office of the general counsel to the Indenture Trustee.

                           (l) The Representative shall have received an opinion
                  of Richards, Layton & Finger, special counsel to the Owner Trustee, and such other counsel reasonably satisfactory to the Representative and its counsel, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement;

                           (m) Each class of Class A Notes shall have been rated
                  "AAA" by Standard & Poor's, Aaa by Moody's and "AAA" by Duff & Phelps. The Class B Notes shall have been rated "AA" by Standard & Poor's, A1 by Moody's and "AA" by Duff & Phelps and the Class C Notes shall have been rated "A-" by Standard & Poor's, Baa2 by Moody's or "A-" by Duff & Phelps;

                           (n) The Representative shall have received a
                  certificate, dated the Closing Date, of an attorney-in-fact, a Vice President or more senior officer of each Bank in which such person, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of such Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) such Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the representations and warranties of such Bank, as Seller, in the Sale and Servicing Agreement and, as Depositor in the Trust Agreement are true and correct as of the dates specified in the Sale and Servicing Agreement and the Trust Agreement, (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and (v) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

                           (o) On the Closing Date, $27,962,029.25 aggregate
                  amount of Junior Notes shall have been issued and sold pursuant to the Class B and Class C Underwriting Agreement; and

                           (p) CITSF, the Banks and the Representative on behalf
                  of the Class A Underwriters shall have entered into an Indemnification Agreement (the "Indemnification Agreement") satisfactory in form and substance to the parties thereto.

                  Each Bank will furnish the Representative, or cause the Representative to be furnished, with such number of conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

                  8. Indemnification. (a) The Banks jointly and severally will indemnify and hold harmless each Class A Underwriter against any losses, claims, damages or liabilities, to which such Class A Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus (other than any market making prospectus) or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Class A Underwriter for any legal or other expenses reasonably incurred by such Class A Underwriter in connection with investigating or defending any such action or claim; provided, however, that (i) the Banks shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made (A) in the Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to either Bank by any Class A Underwriter through the Representative expressly for use therein or (B) in the CITSF Information (as defined in the Indemnification Agreement) contained in the Preliminary Prospectus, the Registration Statement or the Prospectus and (ii) such indemnity with respect to the Preliminary Prospectus shall not inure to the benefit of any Class A Underwriter (or any person controlling any such Class A Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Class A Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Class A Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented).

                  (b) Each Class A Underwriter severally agrees to indemnify and hold harmless each Bank, the directors, the officers or agents of each Bank who signed the Registration Statement, and each person, if any, who controls each Bank within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Prospectus, the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to either Bank by such Class A Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give prompt notice to the indemnifying party of any action commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have hereunder or otherwise, other than on account of this indemnity agreement. In case any such action shall be brought against an indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under subsections (a) or (b) of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

                  (d) The obligations of each Bank under this Section 8 shall be in addition to any liability which such Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Class A Underwriter within the meaning of the Act; and each Class A Underwriter's obligations under this Section 8 shall be in addition to any liability which such Class A Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Bank and to each person, if any, who controls each Bank within the meaning of Section 15 of the Act.


                  9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be unavailable other than in accordance with its terms, the Banks and the Class A Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Banks or the Class A Underwriters, as incurred, in such proportions so that the Class A Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price appearing thereon and the Banks are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a Class A Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Class A Underwriter, and each director of each Bank, each officer or agent of each Bank who signed the Registration Statement, and each person, if any, who controls each Bank within the meaning of Section 15 of the Act shall have the same rights to contribution as such Bank.

                  10. Default of Class A Underwriters. If any Class A Underwriter defaults in its obligations to purchase Class A Notes hereunder and the aggregate principal amount of the Class A Notes that such defaulting Class A Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of

Class A Notes, the Representative may make arrangements satisfactory to the Banks for the purchase of such Class A Notes by other persons, including the non-defaulting Class A Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Class A Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A Notes that such defaulting Class A Underwriter agreed but failed to purchase. If any Class A Underwriter so defaults and the aggregate principal amount of the Class A Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Class A Notes and arrangements satisfactory to the Representative and the Banks for the purchase of such Class A Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Class A Underwriter or the Banks, except as provided in Section 11. Nothing herein will relieve a defaulting Class A Underwriter from liability for its default.

                  11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Banks or their respective officers and of the Class A Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Class A Underwriters, the Banks or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A Notes. If for any reason the purchase of the Class A Notes by the Class A Underwriters is not consummated, each Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of each Bank and the Class A Underwriters pursuant to Section 8 and 9 shall remain in effect. If the purchase of the Class A Notes by the Class A Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (ii), (iii) or (iv) of Section 7(c), the Banks will reimburse each Class A Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Class A Notes.

                  12. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Class A Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Chase Securities Inc., 270 Park Avenue, 7th Floor, New York, New York 10017, Attention: Asset Backed Finance Division, or, if sent to the Banks, will be mailed, delivered, or telegraphed and confirmed to (i) Chase Manhattan Bank USA, National Association, 802 Delaware Avenue, Wilmington, Delaware 19801, Attention: Controller and (ii) The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention:
Chief Financial Officer (cc: General Counsel).

                  13. Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Class A Notes from any Class A Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  15. No Bankruptcy Petition. Each Class A Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, it will not institute against, or join any other person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.


                  16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Banks and the several Class A Underwriters in accordance with its terms.

                                         Very truly yours,

                                         CHASE MANHATTAN BANK USA, NATIONAL
                                         ASSOCIATION

                                             By
                                               -------------------------------
                                               Name:
                                               Title:

                                         THE CHASE MANHATTAN BANK

                                             By
                                               -------------------------------
                                               Name:
                                               Title:

The foregoing Class A
Underwriting Agreement is
hereby confirmed and
accepted as of the date
first written above:

CHASE SECURITIES INC.
on behalf of itself and
as Representative
of the Several Class A Underwriters,
named in Schedule I and Schedule II

By
  -------------------------------
  Name:
  Title:

                              SCHEDULE I


                           Principal Amount of           Principal Amount of          Principal Amount of
Class A Underwriter          Class A-1 Notes               Class A-2 Notes              Class A-3 Notes
-------------------          ---------------               ---------------              ---------------
Chase Securities Inc.
                             ---------------               ---------------              ---------------

Goldman, Sachs & Co.
                             ---------------               ---------------              ---------------

Merrill, Lynch, Pierce,
Fenner & Smith,
Incorporated
                             ---------------               ---------------              ---------------


             Total

                           Principal Amount of           Principal Amount of          Principal Amount of
Class A Underwriter          Class A-4 Notes               Class A-5 Notes              Class A-6 Notes
  -------------------        ---------------               ---------------              ---------------
Chase Securities Inc.
                             ---------------               ---------------              ---------------

Goldman, Sachs & Co.
                             ---------------               ---------------              ---------------

Merrill, Lynch, Pierce,
Fenner & Smith,
Incorporated
                             ---------------               ---------------              ---------------


             Total

                                 SCHEDULE II

                           Principal Amount of           Principal Amount of          Principal Amount of
Class A Underwriter          Class A-1 Notes               Class A-2 Notes              Class A-3 Notes
-------------------          ---------------               ---------------              ---------------
Chase Securities Inc.
                             ---------------               ---------------              ---------------

Goldman, Sachs & Co.
                             ---------------               ---------------              ---------------

Merrill, Lynch, Pierce,
Fenner & Smith,
Incorporated
                             ---------------               ---------------              ---------------


             Total

                           Principal Amount of           Principal Amount of          Principal Amount of
Underwriter                  Class A-4 Notes               Class A-5 Notes              Class A-6 Notes
-------------------          ---------------               ---------------              ---------------
Chase Securities Inc.
                             ---------------               ---------------              ---------------

Goldman, Sachs & Co.
                             ---------------               ---------------              ---------------

Merrill, Lynch, Pierce,
Fenner & Smith,
Incorporated
                             ---------------               ---------------              ---------------


             Total

                                      20